Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 20, 2007 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 259 as of July 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".


                                        GRANT THORNTON LLP


New York, New York
November 20, 2007